Exhibit 99.1

                                     Contact: Susie Ter-Jung
[GRAPHIC OMITTED]                             Bunge
                                              1-914-684-3398
                                              Susie.Ter-Jung@Bunge.com


                        Bunge Reports Second Quarter 2004
                           Net Income of $112 Million

White Plains, NY - July 29, 2004 - Bunge Limited (NYSE:BG).

  > Financial Highlights

(In millions, except per share data and percentages)

---------------------------------------------------------------------------------------------
                                    Quarter Ended                 Six Months Ended
                                    -------------                 ----------------
                                                       Percent                         Percent
                                  6/30/04  6/30/03     Change     6/30/04  6/30/03     Change
---------------------------------------------------------------------------------------------
Volumes (metric tons)                29.8     28.0       6%          53.6     50.8       6%
Net sales                          $6,657   $5,181      28%       $12,396  $10,023      24%
Total segment operating profit(1)    $218     $136      60%          $354     $247      43%
Gain on sale of soy
   ingredients business                 -     $111        -             -     $111        -
Net income                           $112     $182    (38)%          $182     $222    (18)%
Earnings per share(2)               $1.00    $1.80    (44)%         $1.65    $2.20    (25)%
----------------------------------------------------------------------------------------------

Net income for the second quarter of 2004 was $112 million, a $41 million, or 58%, increase over the same period last year (excluding the $111 million gain on sale of Bunge's soy ingredients business in the second quarter of 2003).

Bunge's results for the quarter ended June 30, 2003 and for the six months ended June 30, 2004 and 2003 include certain gains and charges that may be of interest to investors. For the six months ended June 30, 2004, these items totaled $3 million, or $0.03 per share. For the quarter and six months ended June 30, 2003, these items totaled $117 million, or $1.16 per share, and $116 million, or $1.15 per share, respectively. These gains and charges are detailed in the attached schedule titled "Additional Financial Information."





---------------------------
(1) Total segment operating profit is the consolidated segment operating profit of Bunge's segments. Total segment operating profit is a non-GAAP measure and is not intended to replace income from continuing operations before income tax and minority interest, the most directly comparable GAAP measure. The information required by Regulation G under the Securities Exchange Act of 1934, including reconciliation to income from continuing operations before income tax and minority interest, is included in the tables attached to this press release.


(2) Earnings per share numbers are reported on a fully diluted basis, which includes approximately 7.78 million common shares issuable upon conversion of Bunge's 3.75% convertible notes due 2022 for the quarter and six months ended June 30, 2004. See Note 3 to the consolidated statements of income attached to this press release for more information.

  > Overview

Alberto Weisser, Bunge's Chairman and Chief Executive Officer, stated, "We are pleased with our strong performance in the second quarter of 2004. All three of our divisions performed well, generating solid bottom line results. Quarterly cash flow from operations of $404 million reflected our good operating results and lower agricultural commodity prices, which reduced operating working capital.

"Bunge's results for the first half of the year were above expectations, despite unprecedented volatility in agribusiness markets and a disruption in soybean trade with China. Disciplined risk and logistics management and our balanced global footprint made the difference, giving us good momentum as we enter the second half of the year."


  > Second Quarter Results

Agribusiness

Agribusiness benefited from increases in sales volumes and improvements in operating profit in most of our business lines and geographies. Effective freight and risk management, strong softseed profitability and efficiency improvements in logistics contributed to the results for the quarter.

Fertilizer

The fertilizer segment benefited from higher average selling prices for fertilizers and increases in sales volumes, which resulted in improved segment operating profit. Volumes in the second quarter of 2004 benefited from planned increases in planted acreage. Higher international prices for fertilizer raw materials boosted local selling prices and increased margins on local production, as products are priced to import parity.

Edible Oil Products

For comparative purposes, the results of the edible oil segment are presented below to exclude Lesieur, which was sold to our Saipol joint venture in July 2003.

       ------------------------------------------------------------------------------
                                                           Quarter Ended
                                             ----------------------------------------
                                                              As            Excluding
                                                        Reported    Lesieur   Lesieur
       (In millions, except volumes)           6/30/04   6/30/03    6/30/03   6/30/03
       ------------------------------------------------------------------------------
       Volumes (in thousands of metric tons)     1,243     1,182         98     1,084
       Net sales                                $1,025      $746       $119      $627
       Segment operating profit                    $25       $28         $5       $23
       ------------------------------------------------------------------------------

Edible oil results benefited from higher sales volumes in North and South America and margin expansion in Eastern Europe due to higher edible oil prices.

Milling Products

Milling products results benefited from higher sales volumes in both corn milling in the United States and wheat milling in Brazil, improved production yields from good corn quality and a favorable product mix in wheat milling as a result of the asset exchange with J. Macedo in March 2004.

Selling, General and Administrative Costs (SG&A)

SG&A increased in the second quarter of 2004 due to increased bonus, legal and tax provisions and increased headcount in Bunge's international marketing business. The second quarter of 2003 benefited from an $11 million curtailment gain related to certain pension and post-retirement benefit plans.

Financial Costs

Interest expense increased primarily due to higher average borrowings for the second quarter of 2004, compared to the same period in 2003, offset by lower average interest rates on long-term borrowings.

Foreign exchange losses, incurred primarily on the net U.S. dollar-denominated monetary liability position of Bunge's Brazilian subsidiaries, were $64 million in the second quarter of 2004 compared to foreign exchange gains of $70 million in the same period last year. Foreign exchange gains on commodity inventories, included in segment operating profit, substantially offset these losses. The Brazilian real devalued 6% against the U.S. dollar in the second quarter of 2004 as compared to a 17% appreciation in the same period last year.

Other

Other income (expense) - net decreased in the second quarter of 2004 primarily due to decreases in Bunge's share of earnings from its joint ventures in Argentina.

Results for the second quarter of 2003 include a $111 million gain on sale of the Brazilian soy ingredients business to The Solae Company (Solae). Solae is a joint venture between Bunge and DuPont.

Income Tax Expense

Bunge's effective tax rate for the second quarter of 2004 was 29%. Excluding the tax-free gain on the sale of the soy ingredients business, the effective tax rate for the second quarter of 2003 was 33%. The primary cause for the decrease in the effective tax rate in 2004 was the effect of a weaker Brazilian real.

Net Financial Debt(3) and Cash Flow

Net financial debt increased from December 31, 2003 primarily due to seasonally higher levels of inventory resulting from the purchase of agricultural commodity inventories in South America and increased levels of operating working capital resulting from higher agricultural commodity prices and increases in sales volumes.

Cash flow provided by operations in the second quarter of 2004 was positive $404 million, an increase of $181 million over the same period last year. Cash flow was favorably affected by strong operating results and reduced levels of operating working capital compared to the first quarter of 2004, due to lower agricultural commodity prices. Prices are beginning to reflect current market expectations of good crops for the coming North American harvest. As prices return to normal historical levels, there is a corresponding favorable effect on cash flow provided by operations.

Equity Offering

Bunge successfully completed an offering of 9,775,000 common shares this quarter, raising net proceeds of approximately $330 million. Substantially all of these funds will be used to buy back the outstanding minority interests in Bunge Brasil S.A., Bunge's publicly traded Brazilian subsidiary. The buyback is proceeding as planned, and is expected to close this fall.

  > Outlook

Bill Wells, Chief Financial Officer, stated, "We are pleased with the strong first half of the year and expect continued solid performance in 2004. South America delivered large harvests and current U.S. growing prospects are good. Fertilizer demand and prices are strong and should remain so. We expect continued good performance in our food products division.


"Our 2004 guidance is as follows:

        o   Depreciation:  $200 million to $220 million

        o   Capital Expenditures:  $350 million to $400 million

                o $115 million to $130 million maintenance capital expenditures

        o   Effective Tax Rate:  33% to 38%

        o   Joint Venture Earnings:  $18 million to $20 million


---------------------------
(3) Net financial debt is a non-GAAP financial measure and is not intended to replace total debt. A definition of net financial debt and the information required by Regulation G under the Securities Exchange Act of 1934, including reconciliation of net financial debt to total debt, the most directly comparable GAAP measure, is included in the tables attached to this press release.

"Considering our continued positive outlook, and assuming stable currencies in South America and a normal 2004/2005 North American crop, we are raising our net income guidance for fiscal 2004 to between $355 million to $375 million, representing $3.12 to $3.29 per share. This fully diluted per share guidance is based on a weighted average of 115,443,425 shares outstanding and assumes that all holders of Bunge's 3.75% convertible notes due 2022 convert to common shares. Our net income and per share guidance includes the effects of our June 2004 sale of common shares and the proposed buyout of minority interests in Brazil."


Conference Call and Webcast Information


Bunge Limited's management will host a conference call at 10:00 a.m. EDT on July 29, 2004, to discuss the company's second quarter results.

To listen to the conference call, please dial (800) 753-0420, or, if located outside of the United States, dial (913) 981-5501. Please dial in five to 10 minutes before the scheduled start time. When prompted, enter passcode number 597955. The conference call will also be available live on the company's Web site at www.bunge.com.

To access the webcast, go to the Bunge Web site and select "Upcoming Events" from the left navigation menu. Click the "Webcast" link for the "Q2 2004 Bunge Limited Conference Call," and follow the prompts to access the event. Please go to the Web site at least 15 minutes prior to the call to register and to download and install any necessary audio software.

For those who cannot listen to the live broadcast, a replay of the call will be available beginning at 2:00 p.m. EDT on July 29, 2004 and continuing through August 29, 2004. To listen to the replay, please dial (888) 203-1112, or, if located outside of the United States, dial (719) 457-0820. When prompted, enter passcode number 597955. A rebroadcast of the conference call will also be available on the company's Web site beginning at 2:00 p.m. EDT on July 29, 2004 and continuing through 12:00 p.m. EDT on August 29, 2004.

To locate the rebroadcast on the Web site, select "News & Information" from the left navigation menu. Open the "Audio Archive" subcategory and select the "Webcast" link for the "Q2 2004 Bunge Limited Conference Call." Follow the prompts to access the replay.


About Bunge

Bunge Limited (www.bunge.com) is an integrated, global agribusiness and food company operating in the farm-to-consumer food chain. Founded in 1818 and headquartered in White Plains, New York, Bunge has 24,000 employees and locations in 30 countries. Bunge is the world's leading oilseed processing company, the largest producer and supplier of fertilizers to farmers in South America and the world's leading seller of bottled vegetable oils to consumers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "estimate," "continue" and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could affect our business and financial performance: our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances; estimated demand for the commodities and other products that we sell and use in our business; industry conditions, including the cyclicality of the agribusiness industry and unpredictability of the weather; agricultural, economic and political conditions in the primary markets where we operate; and other economic, business, competitive and/or regulatory factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

                        Additional Financial Information

The following table provides a summary of certain gains and charges that may be of interest to investors. The table includes a description of these items and their effect on total segment operating profit, income from continuing operations before income taxes and minority interest, net income and earnings per share for the quarter and six months ended June 30, 2004 and 2003.

----------------------------------------------------------------------------------------------------------------------------
                                                                Income From
                                                                 Continuing
                                                             Operations Before
                                          Total Segment       Income Taxes and                           Earnings Per Share
(In millions, except per share data)    Operating Profit     Minority Interest         Net Income              Diluted
                                        ----------------     -----------------         ----------              -------
                                        2004        2003     2004         2003     2004         2003     2004          2003
                                        ----        ----     ----         ----     ----         ----     ----          ----
Quarter Ended June 30:
  Post retirement curtailment
    gains                                 $-         $11       $-          $11       $-           $7       $-         $0.07
  Gain on sale of soy ingredients
    business                               -           -        -          111        -          111        -          1.10
  Discontinued operations, net of
    tax                                    -           -        -            -        -           (1)       -         (0.01)
                                      --------------------------------------------------------------------------------------
Total                                     $-         $11       $          $122       $-         $117       $-         $1.16
                                      ======================================================================================
----------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
                                                                Income From
                                                                 Continuing
                                                             Operations Before
                                          Total Segment       Income Taxes and                           Earnings Per Share
(In millions, except per share data)    Operating Profit     Minority Interest         Net Income              Diluted
                                        ----------------     -----------------         ----------              -------
                                        2004        2003     2004         2003     2004         2003     2004          2003
                                        ----        ----     ----         ----     ----         ----     ----          ----
Six Months Ended June 30:
  Post retirement curtailment
    gains                                 $-         $11       $-          $11       $-           $7       $-         $0.07
  Gain on sale of soy ingredients
    business                               -           -        -          111        -          111        -          1.10
  Gain on exchange of
    retail flour business                  -           -        5            -        3            -     0.03             -
  Discontinued operations, net of
    tax                                    -           -        -            -        -           (2)       -         (0.02)
                                      --------------------------------------------------------------------------------------
Total                                      $-        $11       $5         $122       $3         $116      $0.03       $1.15
                                      ======================================================================================
----------------------------------------------------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data and percentages)
(Unaudited) (Note 4)

                                                            Quarter Ended                        Six Months Ended
                                                              June 30,                                June 30,
                                                     ----------------------------  Percent   ---------------------------- Percent
                                                         2004           2003       Change        2004           2003       Change
                                                     -------------------------------------------------------------------------------
Net sales                                                $6,657         $5,181       28%        $12,396        $10,023      24%
Cost of goods sold                                       (6,161)        (4,912)      25%        (11,535)        (9,481)     22%
                                                     -------------  -------------            -------------  -------------

Gross profit                                                496            269       84%            861            542      59%
Gain on sale of soy ingredients business (Note 1)             -            111        -               -            111       -
Selling, general and administrative expenses               (192)          (164)      17%           (370)          (313)     18%
Interest income                                              24             24        -              40             44      (9)%
Interest expense                                            (43)           (49)     (12)%           (83)           (96)     (14)%
Interest expense on readily marketable inventories          (19)            (8)     138%            (31)           (15)     107%
Foreign exchange gains (losses)                             (64)            70                      (80)            77
Other income (expense)-net                                   (1)             3                       10              4
                                                     -------------  -------------            -------------  -------------

Income from continuing operations before income tax
   and minority interest                                    201            256      (21)%           347            354       (2)%

Income tax expense                                          (58)           (48)      21%           (116)           (85)      36%
                                                     -------------  -------------            -------------  -------------


Income from continuing operations before minority
   interest                                                 143            208      (31)%           231            269      (14%)
Minority interest                                           (31)           (25)      24%            (49)           (45)       9%
                                                     -------------  -------------            -------------  -------------


Income from continuing operations                           112            183      (39)%           182            224      (19)%
Discontinued operations, net of tax (Note 2)                 -              (1)                      -              (2)
                                                     -------------  -------------            -------------  -------------


Net income                                           $      112      $     182      (38)%     $     182      $     222      (18)%
                                                     =============  =============            =============  =============

Earnings per common share - basic (Note 3):
Income from continuing operations                      $   1.08       $   1.84      (41)%      $   1.79       $   2.25      (20)%


Discontinued operations                                       -          (0.01)                       -          (0.02)
                                                     -------------  -------------            -------------  -------------
Net income per share - basic                           $   1.08       $   1.83      (41)%      $   1.79       $   2.23      (20)%
                                                     =============  =============            =============  =============

Earnings per common share - diluted (Note 3):
Income from continuing operations                      $   1.00       $   1.81      (45)%      $   1.65       $   2.22      (26)%


Discontinued operations                                       -          (0.01)                       -          (0.02)
                                                     -------------  -------------            -------------  -------------
Net income per share - diluted                         $   1.00       $   1.80      (44%)      $   1.65       $   2.20      (25)%
                                                     =============  =============------------=============  =============-----------

NOTES TO CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

Note 1: In May 2003, Bunge sold its Brazilian soy ingredients business to The Solae Company (Solae) for $251 million in cash, net of expenses of approximately $5 million. Consequently, Bunge recognized a gain on sale of $111 million in the second quarter of 2003. Solae is a joint venture between Bunge and E.I. DuPont de Nemours and Company.

Note 2: In December 2003, Bunge sold its North American bakery business to a third party. Accordingly, the operating results for the disposed division have been reported as discontinued operations for the quarter and six months ended June 30, 2003.

Note 3: Earnings per share are calculated on the basis of the following number of common shares outstanding:

                                                           Quarter Ended                     Six Months Ended
                                                              June 30,                           June 30,
                                                  ---------------------------------  ---------------------------------
                                                            2004              2003             2004              2003
                                                  ---------------  ----------------  ---------------  ----------------
         (In millions, except share data)
         Income from continuing operations -
           basic                                            $112              $183             $182              $224

         Interest on convertible notes, net of                 1                 -                2                 -
         tax
                                                  ---------------  ----------------  ---------------  ----------------
         Income from continuing operations -
           diluted                                          $113              $183             $184              $224
                                                  ===============  ================  ===============  ================

         Weighted average number of common
           shares outstanding:
           Basic                                     103,434,409        99,696,727      101,725,621        99,641,565
           Effect of dilutive shares:
           -Stock options and awards                   1,678,953         1,226,735        1,743,109         1,062,955
           -Convertible notes                          7,778,425                 -        7,778,425                 -
                                                  ---------------  ----------------  ---------------  ----------------
           Diluted                                   112,891,787       100,923,462      111,247,155       100,704,520
                                                  ===============  ================  ===============  ================

         Income from continuing operations -
           per share:
           -Basic                                          $1.08             $1.84            $1.79             $2.25
                                                  ===============  ================  ===============  ================
           -Diluted                                        $1.00             $1.81            $1.65             $2.22
                                                  ===============  ================  ===============  ================


          The calculation of diluted earnings per common share for the quarter and six months ended June 30, 2004 includes the 7,778,425 common shares that would be issuable on conversion of our 3.75% convertible notes due 2022. The convertible notes are convertible at the option of the holder into our common shares, among other circumstances, during any calendar quarter in which the closing price of our common shares for at least 20 of the last 30 trading days of the immediately preceding calendar quarter is more than 120% of the conversion price of $32.1402, or approximately $38.57 per share. The closing price condition was satisfied as of March 31, 2004 and the convertible notes were convertible at the option of the holder throughout the quarter ended June 30, 2004. The convertible notes are not convertible during the quarter ending September 30, 2004 as the closing price condition was not satisfied as of June 30, 2004. However, if the closing sale price condition is satisfied as of September 30, 2004, the 7,778,425 common shares issuable on conversion will be included in Bunge's fully diluted earnings per share for the third quarter and nine months ended September 30, 2004. Bunge's diluted weighted average common shares outstanding for the quarter and six months ended June 30, 2003 does not include the common shares that would be issuable on conversion of the convertible notes, because in accordance with their terms, the convertible notes had not yet become convertible.

Note 4: Certain reclassifications were made to the prior period's consolidated financial statements to conform to the 2004 presentation.

CONSOLIDATED SEGMENT INFORMATION
(In millions, except volumes and percentages)
(Unaudited) (Note 1)

Set forth below is a summary of certain items in our consolidated statements of income and volumes by reportable segment.

                                                          Quarter Ended                       Six Months Ended
                                                             June 30,                             June 30,
                                                     ------------------------             -------------------------
                                                                                Percent                               Percent
                                                        2004         2003       Change       2004          2003       Change
                                                     ------------ ------------ ---------- ------------ ------------- ----------
Volumes (in thousands of metric tons):
Agribusiness                                              24,880       23,548        6%       44,817        42,330         6%
Fertilizer                                                 2,634        2,417        9%        4,394         4,278         3%
  Edible oil products                                      1,243        1,182        5%        2,413         2,360         2%
  Milling products                                         1,034          836       24%        2,000         1,661        20%
  Other (soy ingredients)                                      -            8    (100)%            -           140     (100)%
                                                     ------------ ------------            ------------ ------------- ----------
Food products total                                        2,277        2,026       12%        4,413         4,161         6%
                                                     ------------ ------------            ------------ ------------- ----------
           Total                                          29,791       27,991        6%       53,624        50,769         6%
                                                     ============ ============            ============ ============= ==========
Net sales:
Agribusiness                                              $4,912       $3,832       28%       $9,153        $7,455        23%
Fertilizer                                                   524          415       26%          890           701        27%
  Edible oil products                                      1,025          746       37%        1,957         1,461        34%
  Milling products                                           196          182        8%          396           354        12%
  Other (soy ingredients)                                      -            6    (100)%            -            52     (100)%
                                                     ------------ ------------            ------------ ------------- ----------
Food products total                                        1,221          934       31%        2,353         1,867        26%
                                                     ------------ ------------            ------------ ------------- ----------
           Total                                          $6,657       $5,181       28%      $12,396       $10,023        24%
                                                     ============ ============            ============ =============

Cost of goods sold:
Agribusiness                                            $(4,625)     $(3,750)       23%     $(8,666)      $(7,262)        19%
Fertilizer                                                 (408)        (327)       25%        (689)         (553)        25%
  Edible oil products                                      (955)        (668)       43%      (1,825)       (1,313)        39%
  Milling products                                         (173)        (162)        7%        (355)         (319)        11%
  Other (soy ingredients)                                      -          (5)    (100)%            -          (34)     (100)%
                                                     ------------ ------------            ------------ ------------- ----------
Food products total                                      (1,128)        (835)       35%      (2,180)       (1,666)        31%
                                                     ------------ ------------            ------------ ------------- ----------
           Total                                        $(6,161)     $(4,912)       25%    $(11,535)      $(9,481)        22%
                                                     ============ ============            ============ =============

Gross profit:
Agribusiness                                                $287          $82      250%         $487          $193       152%
Fertilizer                                                   116           88       32%          201           148        36%
  Edible oil products                                         70           78     (10)%          132           148      (11)%
  Milling products                                            23           20       15%           41            35        17%
  Other (soy ingredients)                                      -            1    (100)%            -            18     (100)%
                                                     ------------ ------------            ------------ ------------- ----------
Food products total                                           93           99      (6)%          173           201      (14)%
                                                     ------------ ------------            ------------ ------------- ----------
           Total                                            $496         $269       84%         $861          $542        59%
                                                     ============ ============            ============ =============

Selling, general and administrative expenses:
Agribusiness                                              $(102)        $(81)       26%       $(202)        $(150)        35%
Fertilizer                                                  (38)         (25)       52%         (69)          (44)        57%
  Edible oil products                                       (41)         (47)     (13)%         (77)          (90)      (14)%
  Milling products                                          (11)         (11)        -          (22)          (22)          -
  Other (soy ingredients)                                      -            -        -             -           (7)     (100)%
                                                     ------------ ------------            ------------ ------------- ----------
Food products total                                         (52)         (58)     (10)%         (99)         (119)      (17)%
                                                     ------------ ------------            ------------ ------------- ----------
           Total                                          $(192)       $(164)       17%       $(370)        $(313)        18%
                                                     ============ ============            ============ =============

Foreign exchange gain (loss):
Agribusiness                                               $(45)          $67                  $(50)           $78
Fertilizer                                                  (13)         (11)                   (24)          (13)
  Edible oil products                                          -            -                      -             -
  Milling products                                             -            -                      -             -
  Other (soy ingredients)                                      -          (2)                      -           (1)
                                                     ------------ ------------            ------------ -------------
Food products total                                            -          (2)                      -           (1)
                                                     ------------ ------------            ------------ -------------
           Total                                           $(58)          $54                  $(74)           $64
                                                     ============ ============            ============ =============

                                       10

                                                          Quarter Ended                       Six Months Ended
                                                             June 30,                             June 30,
                                                     ------------------------             -------------------------
                                                                                Percent                               Percent
                                                        2004         2003       Change       2004          2003       Change
                                                     ------------ ------------ ---------- ------------ ------------- ----------


Interest income:
Agribusiness                                                  $3           $4     (25)%           $5            $7      (29)%
Fertilizer                                                    11           13     (15)%           20            24      (17)%
  Edible oil products                                          3            2       50%            6             3       100%
  Milling products                                             1            -      100%            3             -       100%
  Other (soy ingredients)                                      -            -        -             -             -          -
                                                     ------------ ------------            ------------ -------------
Food products total                                            4            2      100%            9             3       200%
                                                     ------------ ------------            ------------ -------------
           Total                                             $18          $19      (5)%          $34           $34          -
                                                     ============ ============            ============ =============

Interest expense:
Agribusiness                                               $(30)        $(27)       11%        $(60)         $(40)        50%
Fertilizer                                                   (9)          (7)       29%         (20)          (19)         5%
  Edible oil products                                        (7)          (5)       40%         (14)          (14)          -
  Milling products                                             -          (3)    (100)%          (3)           (5)      (40)%
  Other (soy ingredients)                                      -            -        -             -           (2)     (100)%
                                                     ------------ ------------            ------------ -------------
Food products total                                          (7)          (8)     (13)%         (17)          (21)      (19)%
                                                     ------------ ------------            ------------ -------------
           Total                                           $(46)        $(42)     (10)%        $(97)         $(80)        21%
                                                     ============ ============            ============ =============

--------------------------------------------------------------------------------------------------------------------------------
Segment operating profit:
Agribusiness                                                $113          $45      151%         $180           $88       105%
Fertilizer                                                    67           58       16%          108            96        13%
  Edible oil products                                         25           28     (11)%           47            47          -
  Milling products                                            13            6      117%           19             8       138%
  Other (soy ingredients)                                      -          (1)    (100)%            -             8     (100)%
                                                     ------------ ------------            ------------ -------------
Food products total                                           38           33       15%           66            63         5%
                                                     ------------ ------------            ------------ -------------

           Total (Note 2)                                   $218         $136       60%         $354          $247        43%
                                                     ============ ============            ============ =============

--------------------------------------------------------------------------------------------------------------------------------

Income from continuing operations before income
tax and minority interest:
   Segment operating profit                                 $218         $136                   $354          $247
   Gain on sale of soy ingredients business                    -          111                      -           111
   Unallocated (Note 3)                                     (17)            9                    (7)           (4)
                                                     ------------ ------------            ------------ -------------

Income from continuing operations before income
tax and minority interest                                   $201         $256                   $347          $354
                                                     ============ ============            ============ =============

Depreciation, depletion and amortization:
Agribusiness                                                 $20          $15       33%          $41           $41         -
Fertilizer                                                    17           14       21%           34            26        31%
  Edible oil products                                         10            8       25%           20            15        33%
  Milling products                                             3            2       50%            6             6         -
  Other (soy ingredients)                                      -            -        -             -             -         -
                                                     ------------ ------------            ------------ -------------
Food products total                                           13           10       30%           26            21        24%
                                                     ------------ ------------            ------------ -------------

           Total                                             $50          $39       28%         $101           $88        15%
                                                     ============ ============            ============ =============

NOTES TO CONSOLIDATED SEGMENT INFORMATION
(Unaudited)


Note 1: In the second quarter of 2004, Bunge reclassified certain consumer product lines from the agribusiness segment to the edible oil segment. As a result, amounts for the quarter and six months ended June 30, 2003 have been reclassified to conform to the quarter and six months ended June 30, 2004 presentation.

Note 2: Total segment operating profit is the consolidated segment operating profit of all of Bunge's segments. Total segment operating profit is a non-GAAP measure and is not intended to replace income from continuing operations before income tax and minority interest. The information required by Regulation G under the Securities Exchange Act of 1934, including a reconciliation to income from continuing operations before income tax and minority interest, is included under the caption "Reconciliation of Non-GAAP Measures".

Note 3: Includes interest income, interest expense and foreign exchange gains and losses and other income and expenses not directly attributable to Bunge's operating segments. In 2004, foreign exchange losses were recorded on Bunge's U.S. dollar short position due to the devaluation of the Brazilian real. In 2003, foreign exchange gains were recorded on Bunge's U.S. dollar short position due to the appreciation of the Brazilian real.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

                                                                June 30,         December 31,          June 30,
                                                                  2004               2003                2003
                                                            -----------------  ------------------  ------------------
ASSETS
Cash and cash equivalents                                            $   524             $   489             $   441
Trade accounts receivable                                              1,889               1,495               1,356
Inventories                                                            3,583               2,867               2,740
Other current assets                                                   1,450               1,567               1,460
                                                            -----------------  ------------------  ------------------
   Total current assets                                                7,446               6,418               5,997
Property, plant and equipment, net                                     2,010               2,090               1,836
Goodwill                                                                 138                 148                 138
Investments in affiliates                                                554                 537                 603
Other non-current assets                                                 696                 691                 493
                                                            -----------------  ------------------  ------------------
Total assets                                                         $10,844              $9,884              $9,067
                                                            =================  ==================  ==================

LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term debt                                                        $ 649               $ 889                $956
Current portion of long-term debt                                        143                 128                 229
Trade accounts payable                                                 2,100               1,678               1,572
Other current liabilities                                              1,249               1,242               1,248
                                                            -----------------  ------------------  ------------------
   Total current liabilities                                           4,141               3,937               4,005
Long-term debt                                                         2,826               2,377               1,910
Other non-current liabilities                                            590                 639                 508
Minority interest in subsidiaries                                        505                 554                 539
Shareholders' equity                                                   2,782               2,377               2,105
                                                            -----------------  ------------------  ------------------
Total liabilities and shareholders' equity                           $10,844              $9,884              $9,067
                                                            =================  ==================  ==================

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

                                                                   Six Months Ended
                                                                       June 30,
                                                              ----------------------------
                                                                  2004           2003
                                                              -------------  -------------
OPERATING ACTIVITIES
Net income                                                       $ 182          $ 222
Adjustments to reconcile net income to cash provided by
(used for) operating activities:
Gain on sale of soy ingredients business                             -           (111)
Foreign exchange loss (gain) on debt                                88           (121)
Minority interest                                                   49             45
Depreciation, depletion and amortization                           101             88
Other - net                                                          8            (63)
Changes in operating assets and liabilities, excluding the
   effects of acquisitions                                        (744)           217
Arbitration settlement                                               -            (57)
                                                              -------------  -------------
Cash (used for) provided by operating activities                  (316)           220

INVESTING ACTIVITIES
Payments made for capital expenditures                            (120)          (119)
Business acquisitions and investments in affiliates                (55)           (75)
Proceeds from sale of soy ingredients business                           -        251
Proceeds from disposal of property, plant and equipment             10             20
                                                              -------------  -------------
Cash (used for) provided by investing activities                  (165)            77

FINANCING ACTIVITIES
Net change in short-term debt                                     (226)          (303)
Proceeds from long-term debt                                       850            321
Repayments of long-term debt                                      (387)          (393)
Proceeds from receivable from former shareholder                         -         55
Proceeds from sale of common shares                                336              5
Dividends paid to shareholders                                     (22)           (20)
Dividends paid to minority interest                                (18)           (44)
                                                              -------------  -------------
Cash provided by (used for) financing activities                   533           (379)
Effect of exchange rate changes on cash and cash equivalents       (17)            53
                                                              -------------  -------------

Net increase (decrease) in cash and cash equivalents                35            (29)
Cash and cash equivalents, beginning of period                     489            470
                                                              -------------  -------------
Cash and cash equivalents, end of period                          $524           $441
                                                              =============  =============


Reconciliation of Non-GAAP Measures

This earnings release contains total segment operating profit, net financial debt and, net financial debt less readily marketable inventories, which are "non-GAAP financial measures", as this term is defined in Regulation G of the Securities Act of 1934. In accordance with Regulation G, Bunge has reconciled these non-GAAP financial measures to the most directly comparable U.S. GAAP measures.

Total Segment Operating Profit

Total segment operating profit, which is the consolidated segment operating profit of all of Bunge's segments, is Bunge's consolidated income from continuing operations before income tax and minority interest that includes an allocated portion of the foreign exchange gains and losses relating to debt financing operating working capital, including readily marketable inventories. Also included in total segment operating profit is interest income and interest expense attributable to the financing of operating working capital.

Total segment operating profit is a non-GAAP financial measure and is not intended to replace income from continuing operations before income tax and minority interest, the most directly comparable GAAP financial measure. Total segment operating profit is a key performance measurement used by our management to evaluate whether our operating activities cover the financing costs of our business. We believe total segment operating profit is a more complete measure of our operating profitability, since it allocates foreign exchange gains and losses and the cost of debt financing working capital to the appropriate operating segments. Additionally, we believe total segment operating profit assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses before non-operating factors that affect net income. Total segment operating profit is not a measure of consolidated operating results under U.S. GAAP and should not be considered as an alternative to income from continuing operations before income taxes and minority interest or any other measure of consolidated operating results under U.S. GAAP.

Below is a reconciliation of income from continuing operations before income tax and minority interest to total segment operating profit:

                                                            Quarter Ended                        Six Months
                                                              June 30,                         Ended June 30,
                                                   --------------------------------    --------------------------------
(In millions)                                          2004              2003               2004              2003
                                                   --------------    --------------    ---------------    -------------

Income from continuing operations before
income tax and minority interest                            $201        $256                $347              $354
Gain on sale of soy ingredients business                       -        (111)                  -              (111)
Plus (minus): Unallocated expenses (1)                        17          (9)                  7                 4
                                                   --------------    --------------    ---------------    -------------
Total segment operating profit                              $218        $136                $354              $247
                                                   ==============    ==============    ===============    =============

----------------------------------
     (1) Includes interest income, interest expense and foreign exchange gains and losses and other income and expenses not directly attributable to Bunge's operating segments.

Net Financial Debt

Net financial debt is the sum of short-term debt, current maturities of long-term debt and long-term debt, less cash and cash equivalents and marketable securities. Net financial debt is presented because management believes it represents a meaningful measure of Bunge's leverage capacity and solvency. Net financial debt is not a measure of solvency under U.S. GAAP and should not be considered as an alternative to total debt as a measure of solvency.

Net financial debt less readily marketable inventories (RMI), or net financial debt less RMI, is the sum of short-term debt, current maturities of long-term debt and long-term debt, less cash and cash equivalents, marketable securities and readily marketable inventories. Net financial debt less RMI is presented because management believes it represents a more complete picture of Bunge's leverage capacity and solvency since it adjusts for readily marketable inventories. Readily marketable inventories are agricultural inventories that are readily convertible to cash because of their commodity characteristics, widely available markets and international pricing mechanisms. Net financial debt less RMI is not a measure of leverage capacity and solvency under U.S. GAAP and should not be considered as an alternative to total debt as a measure of solvency.

Below is a reconciliation of total long-term and short-term debt to net financial debt and to net financial debt less readily marketable inventories:

                                                                     June 30,        December 31,         June 30,
     (In millions)                                                     2004              2003               2003
                                                                   -------------    ----------------    --------------
     Short-term debt                                                       $649              $  889              $956
     Long-term debt, including current portion                            2,969               2,505             2,139
                                                                   -------------    ----------------    --------------
     Total debt                                                           3,618               3,394             3,095
     Less:
       Cash and cash equivalents                                            524                 489               441
       Marketable securities                                                 29                  13                13
                                                                   -------------    ----------------    --------------
     Net financial debt                                                   3,065               2,892             2,641
     Less: Readily marketable inventories                                 2,434               1,868             1,949
                                                                   -------------    ----------------    --------------
     Net financial debt less readily marketable inventories                $631              $1,024              $692
                                                                   =============    ================    ==============
